UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 28, 2018
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 4th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Announcement of Appointment of New Officers and Resignation of Officer
On October 31, 2018, Blucora, Inc. (the “Company” or “Blucora”) announced that Mr. Curtis Campbell has been named as President of TaxAct. The Company also announced that it has created a new position, President of Tax-Smart Innovation, which will be headed by Mr. Mike Hogan. The President of Tax-Smart Innovation will be responsible for driving the Company’s cross-platform vision and strategy for innovation, including how to best capitalize on the significant tax-smart opportunities seen ahead, such as enabling advisors to more systematically and easily capture tax alpha for end clients, and growing the Company’s BluPrintTM platform, which combines the Company’s proprietary financial assessment, identifying ways to improve customers’ financial health, with actionable steps and partners.
The Company also announced that Mr. Bob Oros, who serves as the Chief Executive Officer of HD Vest, will be stepping down from his position. Mr. Todd Mackay, who currently serves as the General Manager of TaxAct will serve as the interim Chief Executive Officer of HD Vest upon Mr. Oros’s departure from the Company. The transition is expected to occur on November 15, 2018, pending the associated regulatory certifications and filings being complete. Each of Messrs. Campbell, Hogan and Mackay will report directly to the Company's President and Chief Executive Officer, John Clendening.
Business Experience
Curtis Campbell, 46, served as the Managing Vice President for Capital One’s Consumer Auto business division from 2017 through 2018, where he was responsible for setting the business’s vision and strategy. Prior to Capital One, Mr. Campbell served in a variety of executive roles at Intuit from 2014 through 2017, including leading Product, Innovation, Strategy and Analytics. Prior to Intuit, Mr. Campbell served as a General Manager at Amazon Web Services from 2012 through 2014, where he led the product and technology teams. Mr. Campbell held several positions of increasing responsibility at Dell and Hewlett Packard Enterprise prior to his time at Amazon Web Services. Mr. Campbell holds a Bachelor of Science degree in Business from The Citadel and a Masters of International Business Studies from the University of South Carolina Darla Moore School of Business.

Mike Hogan, 59, served in a variety of senior management roles at GameStop from 2008 through 2018, most recently as the Executive Vice President of Strategic Business and Brand Development, where he helped transform the company to a diversified retail business to include digital gaming, technology brands and licensed collectibles. He also held senior management roles at Dean Foods as the Chief Marketing Officer and Frito-Lay as Vice President of U.S. and then International Marketing. Mr. Hogan also serves as a Board member for Arcbest Corporation (NASDAQ: ARCB) and Feed the Children. Mr. Hogan holds a Bachelor of Science degree in Economics from Northern Illinois University and a Masters degree in Marketing and Finance from Northwestern University, Kellogg Graduate School.

Todd Mackay, 44, has been serving as the Executive Vice President and General Manager of TaxAct since May 2018. Prior to that he served as the Company’s Executive Vice President of Corporate Development since 2015. Mr. Mackay also served as an advisor to the Company’s executive team focusing on strategy and mergers and acquisitions (“M&A”) from 2014 to 2015. During his time with the Company, Mr. Mackay has led corporate development and M&A efforts, including spearheading the acquisition that brought HD Vest into the Blucora family. Mr. Mackay also led initiatives to expand third party partnerships in both TaxAct and HD Vest. Mr. Mackay was a co-founder of P2B Investor, a crowd funding business providing working capital loans to small and medium sized businesses, where he served on the executive team from 2013 to 2014. In addition, Mr. Mackay served as Executive Vice President in charge of Finance and Corporate Development for Emerge Digital Group, a privately held digital media company, from 2011 to 2012. Mr. Mackay served in various executive positions at E*Trade from 1999 to 2010, where he served as the Executive Vice President in charge of Global Corporate Development and Corporate Treasury and Executive Vice President in charge of E*TRADE’s Asian broker dealer business. Mr. Mackay has also held various positions with Telebanc Financial Corp, Robertson Stephens and Alex Brown focusing on financial institutions and financial technologies. He has also served on the board of directors of both private and public broker dealers outside of the United States. Mr. Mackay received an A.B from Princeton University in Economics with an emphasis on Mathematics.

There is no family relationship between any of Messrs. Campbell, Hogan or Mackay and any director, executive officer, or person chosen by the registrant to become a director or executive officer, nor are there any arrangements between any of Messrs. Campbell, Hogan or Mackay and any other persons pursuant to which Messrs. Campbell, Hogan or Mackay were selected to serve as officers. There are no transactions to which the Company or any of its subsidiaries is a party and in which any of Messrs. Campbell, Hogan or Mackay has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Compensation Information
In connection with Mr. Campbell’s appointment as President of TaxAct, the Company entered into an employment agreement with him dated October 12, 2018 (the “Campbell Employment Agreement”). Under the Campbell Employment Agreement, Mr. Campbell is entitled to, among other things, (i) an initial annual base salary of $380,000; (ii) a target annual bonus equal to 125% of his base salary; (iii) an initial grant of equity in the aggregate amount of $250,000, which consists of time-based restricted stock units (“RSUs”) that vest in full on the one-year anniversary of the date of grant, subject to continued employment; and (iv) a signing bonus of $350,000 to be paid in cash, subject to clawback in certain instances. Mr. Campbell will begin employment with the Company on November 5, 2018, and his initial RSU grant will be made on that date.
In connection with Mr. Hogan’s appointment as President of Tax-Smart Innovation, the Company entered into an employment agreement with him dated October 20, 2018 (the “Hogan Employment Agreement,” and together with the Campbell Employment Agreement, the “Employment Agreements”). Under the Hogan Employment Agreement, Mr. Hogan is entitled to, among other things, (i) an initial annual base salary of $380,000; (ii) a target annual bonus equal to 120% of his base salary; and (iii) an initial grant of RSUs in the aggregate amount of $250,000 that vest over a three-year period with 33.33% vesting on each anniversary of the date of grant, subject to continued employment. Mr. Hogan began employment with the Company on October 29, 2018.
The Employment Agreements provide that the initial RSU grants described above are to be made on the date the officer begins employment with the Company, and the number of units underlying each RSU grant is to be determined by dividing the dollar value of the applicable award by the fair market value of the Company’s common stock on the date of grant. The RSU grants will be made under the Company’s 2018 Long-Term Incentive Plan on terms consistent with grants made to the Company’s other executive officers during 2018.
Each of the Employment Agreements provide that if either of Messrs. Campbell or Hogan have their employment terminated (i) without cause or in a constructive termination (which is defined in each of the Employment Agreements as a material reduction in duties or base salary or the relocation of the Company’s headquarters) not in connection with a change of control of the Company, the applicable executive will be entitled to a lump sum payment equal to one times his then current base salary and 12 months of COBRA premiums, subject to his signing a release; (ii) without cause or for good reason within 12 months following a change of control (as defined in the Employment Agreements) of the Company or within the two-month period prior to such transaction, the applicable executive will be entitled to (a) a lump sum payment equal to one times his then current base salary and target bonus and 12 months of COBRA premiums and (b) full acceleration of all time-based unvested equity awards and a one year post-termination exercise period for any stock options; or (iii) due to death or disability, the applicable executive will be entitled to a lump sum payment equal to three and six months, respectively, of his then current base salary. The Employment Agreements also contain customary covenants regarding nondisclosure, nonsolicitation and noncompetition. Collectively, the terms of the Employment Agreements described in this paragraph are referred to as the “Employment Agreement Terms.”
Upon Mr. Mackay’s assumption of the position of interim Chief Executive Officer of HD Vest, the Company expects to enter into an employment agreement with Mr. Mackay with terms substantially similar to the Employment Agreement Terms. In addition, the compensatory terms of Mr. Mackay’s employment agreement, once determined, will be disclosed by an amendment to this Form 8-K.
Separation Agreement
On October 28, 2018, Mr. Oros resigned from the Company, effective November 15, 2018, and signed a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides that Mr. Oros will provide certain transition services to the Company through March 1, 2018 in connection with the transition of his role and also provides for certain customary covenants regarding nondisclosure, nonsolicitation, noncompetition and non-disparagement. Pursuant to the Separation Agreement, the Company has agreed to waive Mr. Oros’s obligation to repay commuting, relocation and other expenses that Mr. Oros would have been required to repay to the Company under his employment agreement as a result of his resignation, and Mr. Oros agreed to a general release of claims in favor of the Company.
Item 7.01. Regulation FD Disclosure.
On October 31, 2018, the Company issued a press release announcing the appointment of Messrs. Campbell, Hogan and Mackay and the departure of Mr. Oros. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.
Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release, dated October 31, 2018, issued by Blucora, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2018

BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary